                                                                       Exhibit 1


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------






                       HAWAIIAN ELECTRIC INDUSTRIES, INC.

                             (a Hawaii corporation)

                        1,500,000 Shares of Common Stock




                               PURCHASE AGREEMENT








Dated:  November ___, 2001






--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
PURCHASE AGREEMENT   ..................................................................................                 1

SECTION 1.           Representations and Warranties.....................................................                3

           (a)       Representations and Warranties by the Company......................................                3
                     (i)       Compliance with Registration Requirements................................                3
                     (ii)      Incorporated Documents...................................................                3
                     (iii)     Independent Accountants..................................................                4
                     (iv)      No Material Adverse Change in Business...................................                4
                     (v)       Good Standing of the Company and Subsidiaries............................                4
                     (vi)      Good Standing of ASB.....................................................                5
                     (vii)     Capitalization...........................................................                5
                     (viii)    Absence of Defaults and Conflicts........................................                5
                     (ix)      Absence of Legal Proceedings.............................................                6
                     (x)       Licenses, Franchises, Trademarks, Easements, etc.........................                6
                     (xi)      Public Utility Holding Company Act.......................................                7
                     (xii)     Investment Company Act...................................................                7
                     (xiii)    Authorization and Description of Securities..............................                7
                     (xiv)     Absence of Further Requirements..........................................                7
                     (xv)      Authorization of Agreement...............................................                7
                     (xvi)     Environmental Laws.......................................................                7
                     (xvii)    Financial Statements.....................................................                8
           (b)       Officer's Certificates.............................................................                8

SECTION 2.           Sale and Delivery to Underwriters; Closing.........................................                8

           (a)       Initial Securities.................................................................                8
           (b)       Option Securities..................................................................                9
           (c)       Payment............................................................................                9
           (d)       Denominations; Registration........................................................               10

SECTION 3.           Covenants of the Company...........................................................               10

           (a)       Compliance with Securities Regulations and
                     Commission Requests................................................................               10
           (b)       Filing of Amendments...............................................................               10
           (c)       Delivery of Registration Statements................................................               10
           (d)       Delivery of Prospectuses...........................................................               11
           (e)       Continued Compliance with Securities Laws..........................................               11
           (f)       Blue Sky Qualifications............................................................               11
           (g)       Rule 158...........................................................................               12
           (h)       Use of Proceeds....................................................................               12
           (i)       Listing............................................................................               12
           (j)       Restriction on Sale of Securities..................................................               12

           (k)       Reporting Requirements.............................................................               12

SECTION 4.           Payment of Expenses................................................................               12

           (a)       Expenses...........................................................................               12
           (b)       Termination of Agreement...........................................................               13

SECTION 5.           Conditions of Underwriters' Obligations............................................               13

           (a)       Effectiveness of Registration Statement............................................               13
           (b)       Opinion of Counsel for Company.....................................................               13
           (c)       Opinion of Counsel for Underwriters................................................               17
           (d)       Officers' Certificate..............................................................               17
           (e)       Accountants' Comfort Letter........................................................               17
           (f)       Bring-down Comfort Letter..........................................................               17
           (g)       Approval of Listing................................................................               17
           (h)       Lock-up Agreements.................................................................               18
           (i)       Conditions to Purchase of Option Securities........................................               18
           (j)       Additional Documents...............................................................               18
           (k)       Termination of Agreement...........................................................               18

SECTION 6.           Indemnification....................................................................               19

           (a)       Indemnification of Underwriters....................................................               19
           (b)       Indemnification of Company, Directors and Officers.................................               20
           (c)       Actions against Parties; Notification..............................................               20
           (d)       Settlement without Consent if Failure to Reimburse.................................               21
           (e)       Underwriter Information............................................................               21

SECTION 7.           Contribution.......................................................................               21

SECTION 8.           Representations, Warranties and Agreements to Survive Delivery.....................               22

SECTION 9.           Termination of Agreement...........................................................               22

           (a)       Termination; General...............................................................               22
           (b)       Liabilities........................................................................               23

SECTION 10.          Default by One or More of the Underwriters.........................................               23

SECTION 11.          Notices............................................................................               24

SECTION 12.          Parties............................................................................               24

SECTION 13.          Governing Law and Time.............................................................               24

SECTION 14.          Effect of Headings.................................................................               24

SECTION 15.          Counterparts.......................................................................               24


SCHEDULES
Schedule A - List of Underwriters.......................................................................         Sch A-1
Schedule B - Pricing Information........................................................................         Sch B-1
Schedule C - List of Persons Subject to Lock-up.........................................................         Sch C-1

EXHIBITS
Exhibit A - Form of Lock-up Letter......................................................................              A-1

                       HAWAIIAN ELECTRIC INDUSTRIES, INC.

                             (a Hawaii corporation)

                        1,500,000 Shares of Common Stock

                               (Without Par Value)

                               PURCHASE AGREEMENT

                                                              November ___, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
GOLDMAN, SACHS & CO.
ROBERT W. BAIRD & CO. INCORPORATED
JANNEY MONTGOMERY SCOTT LLC


c/o        Merrill Lynch & Co.
           Merrill Lynch, Pierce, Fenner & Smith
                             Incorporated
           North Tower
           World Financial Center
           New York, New York  10281-1209

Ladies and Gentlemen:

           Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), with respect to the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, without par value, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 225,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 1,500,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 225,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

           The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered at the initial public offering price per share for the Securities set forth in Schedule B.

           The Company has filed with the Securities and Exchange Commission
(the "Commission") a registration statement on Form S-3 (No. 333-   )
covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, deemed to be a part thereof is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on,
the term "Prospectus" shall refer to the preliminary prospectus dated [   ],
2001 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

           All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, after the date thereof or (in the case of the Registration Statement) its date of effectiveness.

SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of the Date of Delivery, if any, referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus (as set forth in Section 6(e) hereof).

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering, if filed with the Commission pursuant to EDGAR, was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was delivered to the Underwriters for their use in making confirmations of sales of Common Stock and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iii) Independent Accountants. The accountants who have audited the consolidated financial statements of the Company and the Subsidiaries (as defined herein) that are incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) No Material Adverse Change in Business. Otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, neither the Company nor any Subsidiaries has sustained since the date of the most recent audited financial statements incorporated by reference in the Registration Statement and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference would have a material adverse effect on the consolidated financial condition or consolidated results of operations of the Company and Subsidiaries taken as a whole; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock of the Company or any Significant Subsidiary (as defined herein) (except for (i) issuances of capital stock of the Company pursuant to dividend reinvestment, stock purchase, director or employee benefit plans in effect on the date of filing of the Registration Statement, (ii) issuances of capital stock by Hawaiian Electric Company, Inc. ("HECO") or its subsidiaries that have been approved by the Public Utilities Commission of the State of Hawaii or by any other Significant Subsidiary as disclosed in writing to the Underwriters and (iii) redemptions by HECO, Hawaii Electric Light Company, Inc. ("HELCO") and Maui Electric Company, Limited ("MECO") of their respective preferred stock in accordance with the terms thereof) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial condition or consolidated results of operations of the Company and Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus.

                  (v) Good Standing of the Company and Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Hawaii, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus; the Company does not itself conduct any business or own or lease any property in any jurisdiction outside the State of Hawaii that would require it to qualify to do business as a foreign corporation and where the failure to be so qualified would subject the Company to any material liability or disability. Each Subsidiary of the Company, other than American Savings Bank, F.S.B. ("ASB"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. As used in this Agreement, the term "Subsidiary" means each corporation, at least a majority of the outstanding voting stock of which is owned by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries. Except for the Significant Subsidiaries and ASB Realty Corporation, no Subsidiary constitutes a "significant subsidiary" within the meaning of Rule 1-02 (w) of Regulation S-X. Except as described in the Registration Statement and the Prospectus, there is no development relating to, or in connection with, the business of any Subsidiary (other than a Significant Subsidiary) that would reasonably be expected to have a material adverse effect on the consolidated financial condition or consolidated results of operations of the Company and Subsidiaries taken as a whole.

                  (vi) Good Standing of ASB. ASB has been duly formed and is validly existing as a federal savings bank duly chartered and in good standing under the laws of the United States; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there have not been any increases in total non-accruing loans or the provision for loan losses of ASB and its subsidiaries, which increase or increases, individually or in the aggregate, would have a material adverse effect on the consolidated financial condition or consolidated results of operations of the Company and Subsidiaries taken as a whole.

                  (vii) Capitalization. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and, other than awards of restricted stock under the Company's 1987 Stock Option and Incentive Plan (the "Stock Option Plan") that have not yet vested, are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company; all of the issued shares of capital stock of each Subsidiary has been duly and validly authorized and issued and is fully paid and nonassessable; and all of such shares, other than shares of common stock of ASB Realty Corporation and other than shares of preferred stock, including the outstanding preferred stock of HECO and its subsidiaries, is owned directly or indirectly by the Company, free and clear of any liens, encumbrances or security interests, except as described in the Registration Statement and the Prospectus.

                  (viii) Absence of Defaults and Conflicts. The execution, delivery and performance of this Agreement by the Company and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus and compliance by the Company with its obligations hereunder do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of a lien or security interest under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets used in the conduct of the Company's or any Subsidiary's business is subject, nor will such action result in any violation of the provisions of the Company's or any Subsidiary's charter or by-laws or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their properties.

                  (ix) Absence of Legal Proceedings. Other than as set forth or contemplated in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is a party or to which any property of the Company or any Subsidiary is the subject that is reasonably expected to have a material adverse effect on the consolidated financial condition or consolidated results of operations of the Company and Subsidiaries taken as a whole.

                  (x) Licenses, Franchises, Trademarks, Easements, etc. The Company and each of HECO, HELCO, MECO, HEI Diversified, Inc. and ASB (each, a "Significant Subsidiary") and their respective subsidiaries have all requisite power and authority, and possess all necessary authorizations, approvals, orders, licenses, franchises, certificates and permits of and from, and to the extent required by law are duly registered with, all governmental and regulatory officials, commissions, departments and bodies in, and are in compliance with all applicable laws, rules and regulations of or under, each jurisdiction in which any of them owns properties or assets or conducts any business as described in the Registration Statement and the Prospectus, where the failure to possess such authorization, approval, order, license, franchise, certificate or permit, or where the failure so to register or so to comply, would have a material adverse effect on the consolidated financial condition or consolidated results of operations of the Company and Subsidiaries taken as a whole. Each such authorization, approval, order, license, franchise, certificate and permit is valid and in full force and effect, and there is no proceeding pending or, to the Company's knowledge, threatened that may lead to the revocation, termination, suspension or non-renewal of any such authorization, approval, order, license, franchise, certificate or permit; the Company and the Significant Subsidiaries have taken appropriate actions to maintain in effect or renew each such authorization, approval, order, license, franchise, certificate or permit; the Company and the Significant Subsidiaries own, or possess adequate rights to use, all patents, trademarks, service marks and rights necessary for or material to the conduct of their respective business as described in the Registration Statement and the Prospectus; and the Company and the Significant Subsidiaries possess adequate easements, rights-of-way and other rights to use of land not owned by the Company and the Significant Subsidiaries, with such exceptions and defects as are described in the Registration Statement and the Prospectus or as do not materially interfere with the use made of such land by the Company and the Significant Subsidiaries or as do not have a material adverse effect on the consolidated financial condition or consolidated results of operations of the Company and Subsidiaries taken as a whole.

                  (xi) Public Utility Holding Company Act. The Company and HECO are holding companies as defined in the Public Utility Holding Company Act of 1935, as amended; however, by virtue of having filed an appropriate application under the provisions of Section 3(a) of such Act, the Company and HECO are exempt from all of the provisions of such Act, except Section 9(a)(2) thereof, and will remain so exempt, subject to future timely filing of annual exemption statements and such filings as are required by Section 33 of such Act with respect to interests of the Company or Subsidiaries in any foreign utility company, unless and except insofar as the Commission shall find such exemption detrimental to the public interest or interest of investors or consumers.

                  (xii) Investment Company Act. Neither the Company nor HEI Investments, Inc. is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" or "controlled" by an "investment company," in each case within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xiii) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability solely by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company or any of its Subsidiaries.

                  (xiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                  (xv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (xvi) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a material adverse effect on the consolidated financial condition or consolidated results of operations of the Company and the Subsidiaries taken as a whole, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have, or have applications pending for, all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances known to the Company that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xvii) Financial Statements. The consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, as of the time filed, the financial condition of the Company and its consolidated Subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"). The supporting schedules, if any, incorporated by reference in the Registration Statement present fairly, as of the time filed, in accordance with GAAP, at the dates indicated and for the periods specified, the information required to be stated therein. The selected financial data and the summary financial information in the Prospectus present fairly the information shown therein and have been compiled, except for the restatement for discontinued operations and the reclassification adjustment for other intangibles, on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 225,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part at one time, only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon written notice by the Underwriters to the Company on any business day during such 30-day period setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the time and date of payment and delivery for such Option Securities. Such time and date of delivery (the "Date of Delivery") shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional shares. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. (the "NYSE") is open for bidding.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Pillsbury Winthrop LLP, One Battery Park Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on the Date of Delivery as specified in the written notice from the Underwriters to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Merrill Lynch for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch to execute this Agreement on its behalf and, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time or the Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration

Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the NYSE.

         (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company (including the Stock Option Plan, and the Company's employee stock ownership plan, retirement savings plan and team incentive plans) or (D) any shares of Common Stock issued pursuant to any nonemployee director stock plan or dividend reinvestment plan in effect on the date of the filing of the Registration Statement.

         (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the blue sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the blue sky survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE. The legal fees under clauses (v) and (vii) above that the Company shall be required to bear shall not exceed $5,000.

         (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5(k) or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinion of Counsel for Company. At the Closing Time, the Underwriters shall have received an opinion of Goodsill Anderson Quinn & Stifel LLP, counsel for the Company, dated as of the Closing Time, to the effect that:

                  (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Hawaii, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                  (ii) the Company has an authorized equity capitalization as set forth in the Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and, other than awards of restricted stock under the Stock Option Plan that have not yet vested, are fully paid and nonassessable;

                  (iii) to such counsel's knowledge, the Company does not itself conduct any business or own or lease any property in any jurisdiction outside the State of Hawaii that would require it to qualify to do business as a foreign corporation and where the failure to be so qualified would subject the Company to any material liability or disability;

                  (iv) each Significant Subsidiary, other than ASB, has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; ASB has been duly formed and is duly chartered as a federal savings bank under the laws of the United States; all of the issued and outstanding shares of capital stock of each Significant Subsidiary has been duly and validly authorized and issued and is fully paid and nonassessable; and, to such counsel's knowledge, all of such shares, other than shares of preferred stock of HECO and its subsidiaries, is owned directly or indirectly by the Company, free and clear of any perfected encumbrance or security interest or any other encumbrance, claim or equity, and with such exceptions as are described in the Prospectus or as are otherwise disclosed to the Underwriters;

                  (v) the Company and HECO are holding companies as defined in the Public Utility Holding Company Act of 1935, as amended; however, by virtue of having filed an appropriate application under the provisions of Section 3(a) of such Act, the Company and HECO are exempt from all of the provisions of such Act except Section 9(a)(2) thereof, and will remain so exempt, subject to the future timely filings of annual exemption statements and such filings as are required by Section 33 of such Act with respect to interests of the Company or Subsidiaries in any foreign utility company, unless and except insofar as the Commission shall find such exemption detrimental to the public interest or the interest of investors or consumers;

                  (vi) except as indicated in the Prospectus, to the best of such counsel's knowledge, (A) neither the Company nor any Significant Subsidiary is engaged in, or threatened with, any litigation and (B) there are no proceedings, or any proceedings threatened, with respect to the Company or any Subsidiary or their property that, in the case of either clause (A) or (B) above, such counsel (or other counsel as to litigation or proceedings that are not principally handled by their firm) has concluded is reasonably expected to have a material adverse effect on the Company and Subsidiaries taken as a whole (it being understood that, for purposes of this opinion, "material" shall mean having a financial effect on the Company in excess of $15,000,000);

                  (vii) neither the Company nor HEI Investments, Inc. is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" or "controlled" by an "investment company," in each case within the meaning of the 1940 Act;

                  (viii) the Registration Statement, as of its effective date, and the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, complied as to form in all material respects with the 1933 Act and the 1933 Act Regulations; each document incorporated by reference in the Prospectus as originally filed pursuant to the 1934 Act complied as to form when so filed in all material respects with the

         1934 Act and the 1934 Act Regulations; and, to such counsel's knowledge, the Registration Statement has been declared, and on the Closing Time is, effective under the 1933 Act and no proceedings for a stop order with respect thereto are threatened or pending under Section 8 of the 1933 Act;

                  (ix) nothing has come to the attention of such counsel to cause them to believe that the Registration Statement, at its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations or at the Closing Time, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

                  (x) this Agreement has been duly authorized by all necessary corporate action of and duly executed and delivered by the Company;

                  (xi) the execution, delivery and performance of this Agreement and any other agreement or instrument entered into or issued by the Company in connection with the transactions contemplated hereby or in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus and compliance by the Company with its obligations hereunder do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the material property or assets of the Company or any Significant Subsidiary is subject, nor will such action result in any violation of the provisions of the Company's charter or by-laws or any order, rule, regulation or statute known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any Significant Subsidiary or any of their properties, except that such counsel need not express an opinion with respect to compliance with state securities or blue sky law;

                  (xii) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws;

                  (xiii) the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities will be subject to personal liability solely by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company or any of its Subsidiaries;

                  (xiv) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the NYSE; and

                  (xv)the information in the Prospectus under the caption "Description of Capital Stock" and in the Registration Statement under
         Item 15, to the extent that it constitutes summaries of laws or the Company's charter and by-laws, has been reviewed by such counsel and is accurate in all material respects.

In rendering such opinion, (A) such counsel may state that it is expressing an opinion only as to the federal laws of the United States and the laws of the State of Hawaii, (B) such counsel may rely, as to matters of good standing and valid existence and as to matters of fact, upon certificates of government officials (provided that copies of such certificates will be furnished to counsel for the Underwriters), (C) such counsel may rely, as to matters of fact, upon certificates and representations of officers and employees of the Company (provided that copies of such certificates will be furnished to counsel for the Underwriters upon its request), (D) such counsel may rely, with respect to matters involving litigation or proceedings not principally handled by such counsel's firm, upon opinions and information upon which such counsel has been permitted to rely by other counsel representing the Company in such litigation or proceedings (provided that copies of such opinions are furnished to counsel for the Underwriters), (E) such counsel may state that it has not been requested to, and does not, express any opinion with respect to the financial statements and notes thereto and the schedules and other financial data and information included or incorporated by reference in the Registration Statement and the Prospectus, (F) such counsel may state, with respect to the matters set forth in paragraph (ix) above, that they have not independently verified and assume no responsibility for the accuracy, completeness or fairness of the statements in the Prospectus or in any document incorporated by reference therein, except insofar as such statements relate to such counsel or as set forth in paragraph
(xv) above, (G) such counsel may state that, whenever such opinion is qualified by the phrases "known to such counsel," "to the best of our knowledge," "to our knowledge" or "nothing has come to our attention," or other phrases of similar import, such phrases are intended to mean the actual knowledge of information by the lawyers in such counsel's firm who have been principally involved in drafting the Prospectus and supervising the issuance, sale and delivery of the Securities and preparing the pertinent documents and the lawyers having significant responsibility for the client relationship with the Company and general transaction representation, but does not include other information that might be revealed if there were to be undertaken a canvass of all lawyers in such counsel's firm, a general search of all files or any other type of independent investigation (other than, with respect to the matters set forth in paragraph (vi) above, such review of internal litigation files or inquiries of other counsel as such counsel deems necessary), and (H) such counsel may include therein such other customary qualifications reasonably acceptable to the Underwriters and counsel for the Underwriters.

References to the Registration Statement and the Prospectus in this Section 5(b) shall include any amendments or supplements thereto at the Closing Time.

         (c) Opinion of Counsel for Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Pillsbury Winthrop LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters in form and substance satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

         (d) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (e) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (f) Bring-down Comfort Letter. At the Closing Time, the Underwriters shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e) hereof, except that the specified date referred to shall be a date not more than five business days prior to the Closing Time.

         (g) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

         (h) Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.

         (i) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any Subsidiary hereunder shall be true and correct as of the Date of Delivery and, at such Date of Delivery, the Underwriters shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinion of Counsel for Company. The favorable opinion of Goodsill Anderson Quinn & Stifel LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (iii) Opinion of Counsel for Underwriters. The favorable opinion of Pillsbury Winthrop LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (iv) Bring-down Comfort Letter. A letter from KPMG LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five business days prior to such Date of Delivery.

         (j) Additional Documents. At the Closing Time and at the Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) (as specified in Section 6(e) below); provided further, however, that the indemnification contained in this Section 6(a) with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Securities by such Underwriter to any person if the Company has established that a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the 1933 Act and the 1933 Act Regulations, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

         (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) (as specified in Section 6(e) below).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) Underwriter Information. The information set forth in (i) the first two sentences of the first paragraph under the caption "Underwriting - Commissions and Discounts" and (ii) the second sentence of the first paragraph and the entire second paragraph under the caption "Underwriting - Price Stabilization and Short Positions", in each case, in the Registration Statement and the Prospectus constitute the only information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

           Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or
(iv) if a banking moratorium has been declared by either Federal or New York or Hawaii State authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or the Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to a Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Underwriters or the Company shall have the right to postpone the Closing Time or the Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at 4 World Financial Center, New York, New York 10080, attention of Russell Robertson, Managing Director; and notices to the Company shall be directed to Hawaiian Electric Industries, Inc. at 900 Richards Street, Honolulu, Hawaii 96813, attention of the Treasurer.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Specified times of day refer to New York City time.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 15. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                              Very truly yours,

                                              HAWAIIAN ELECTRIC INDUSTRIES, INC.



                                              By
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                              By
                                                 -------------------------------
                                                 Name:
                                                 Title:



CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
GOLDMAN, SACHS & CO.
ROBERT W. BAIRD & CO. INCORPORATED
JANNEY MONTGOMERY SCOTT LLC



BY: MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED

By
   -----------------------------------------------------------------------------
                Authorized Signatory

                                   SCHEDULE A

                                                                                          Number of
                                                                                           Initial
                         Name of Underwriter                                              Securities
                         -------------------                                              ----------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated....................................................
Goldman, Sachs & Co..........................................................
Robert W. Baird & Co. Incorporated...........................................
Janney Montgomery Scott LLC..................................................             ---------
     Total...................................................................             1,500,000
                                                                                          =========


                                    Sch A-1

                                   SCHEDULE B

                       HAWAIIAN ELECTRIC INDUSTRIES, INC.

                        1,500,000 Shares of Common Stock
                               (Without Par Value)

         1. The initial public offering price per share for the Securities, shall be $[ ].

         2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $[ ], being an amount equal to the initial public offering price set forth above less $[ ] per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.


                                     Sch B-1

                                   SCHEDULE C

                       List of persons subject to lock-up


Don E. Carroll
Andrew I. T. Chang
Robert F. Clarke
Curtis Y. Harada
Constance H. Lau
Peter C. Lewis
Victor Hao Li
T. Michael May
Bill D. Mills
Robert F. Mougeot
A. Maurice Myers
Diane J. Plotts
James K. Scott
Oswald K. Stender
Kelvin H. Taketa
Charles F. Wall
Jeffrey N. Watanabe


                                     Sch C-1

                                                                       Exhibit A

                                                   November ___, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
GOLDMAN, SACHS & CO.
ROBERT W. BAIRD & CO. INCORPORATED
JANNEY MONTGOMERY SCOTT LLC

c/o   Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
      North Tower
      World Financial Center
      New York, New York  10281-1209

           Re: Proposed Public Offering by Hawaiian Electric Industries, Inc.

Dear Sirs:

         The undersigned, a stockholder and an officer and/or director of Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") proposes to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, without par value (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter named in the Purchase Agreement that, during a period of [75 - management] [90 - nonemployee directors] days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                    Very truly yours,




                                    Signature:
                                               ---------------------------------

                                    Print Name:
                                               ---------------------------------


                                       A-1